EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-100176, 333-100177, and 333-123855 of Georgia-Carolina Bancshares, Inc. on Form S-8 of our report dated March 20, 2013, related to the audit of the consolidated financial statements of Georgia-Carolina Bancshares, Inc. as of December 31, 2012 and for the year ending December 31, 2012 appearing in this Annual Report on Form 10-K of Georgia-Carolina Bancshares, Inc..

/s/           Crowe Horwath LLP

Atlanta, Georgia
March 20, 2013